As filed with the Securities and Exchange Commission on May 26, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PERVASIVE SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2693793
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12365 Riata Trace Parkway, Building B

Austin, Texas 78727

(Address of principal executive offices) (Zip Code)

PERVASIVE SOFTWARE INC.

2006 EQUITY INCENTIVE PLAN

(Full title of the Plan)

JOHN E. FARR

President, Chief Executive Officer and Director

PERVASIVE SOFTWARE INC.

12365 Riata Trace Parkway, Building B

Austin, Texas 78727

(Name and address of agent for service)

(512) 231-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock (par value $0.001)	800,000	$6.48	$5,184,000	$601.86

(1)	The securities to be registered include options and awards to acquire Common Stock.
(2)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Pervasive Software Inc.
(3)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Pervasive Software Inc. on May 25, 2011.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Pervasive Software Inc., a Delaware corporation (the “Registrant” or the “Company”), relating to 800,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), to be issued pursuant to the Company’s 2006 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in prospectuses for the Company’s 2006 Equity Incentive Plan that are not filed as part of this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “1933 Act”), and the Note to Part I of Form S-8.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 as filed with the SEC on September 13, 2010;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 as filed with the SEC on November 11, 2010;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010 as filed with the SEC on January 26, 2011;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 as filed with the SEC on April 26, 2011;

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), since the end of the fiscal year covered by the registrant document referred to in (a) above; and

(f)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement No. 0-23043 on Form 8-A filed with the SEC on September 2, 1997 pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

The Registrant’s Exchange Act file number with the SEC is 000-23043.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant’s Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit

4.1	Instruments Defining Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 0-23043 on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

5.1	Opinion and consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation is contained in Exhibit 5.1.

24.1	Power of Attorney (included in signature pages to this registration statement).

99.1	Pervasive Software Inc. 2006 Equity Incentive Plan, as Amended. Incorporated by reference to Registrant’s Quarterly Report on Form 10-Q filed January 26, 2011.

Item 9.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the 1933 Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 26th day of May, 2011.

PERVASIVE SOFTWARE INC.

By:	/s/ John Farr
John Farr
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Pervasive Software Inc., a Delaware corporation, do hereby constitute and appoint John Farr and Randy Jonkers, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the 1933 Act, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Farr	President, Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2011
John Farr

/s/ Randy Jonkers	Chief Financial Officer (Principal Financial and Accounting Officer)	May 19, 2011
Randy Jonkers

/s/ Shelby H. Carter, Jr.	Chairman of the Board	May 19, 2011
Shelby H. Carter, Jr.

/s/ Michael Hoskins	Director	May 19, 2011
Michael Hoskins

/s/ Nancy R. Woodward	Director	May 19, 2011
Nancy R. Woodward

/s/ David A. Boucher	Director	May 19, 2011
David A. Boucher

/s/ David R. Bradford	Director	May 19, 2011
David R. Bradford

/s/ Jeff Hawn	Director	May 19, 2011
Jeff Hawn

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Instruments Defining Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 0-23043 on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

5.1	Opinion and consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation is contained in Exhibit 5.

24.1	Power of Attorney (included in signature pages to this registration statement).

99.1	Pervasive Software Inc. 2006 Equity Incentive Plan, as Amended. Incorporated by reference to Registrant’s Quarterly Report on Form 10-Q filed January 26, 2011.